Exhibit T3E-3

Waste Connections, Inc.

Invites Holders of Its

Floating Rate Convertible Subordinated Notes Due 2022

(CUSIP Nos. 941053AC4 and 941053AD2)

To Exchange Their Notes for

Floating Rate Convertible Subordinated Notes Due 2022

(CUSIP NO. 941053AE0)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2004, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To: Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Waste Connections, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the offering circular, dated June 16, 2004 (as amended or supplemented from time to time, the “Offering Circular”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) $1,000 in principal amount of Floating Rate Convertible Subordinated Notes due 2022 (the “New Notes”) for each $1,000 in principal amount of Floating Rate Convertible Subordinated Notes due 2022 (the “Old Notes”) of the Company held by the registered holders thereof (the “Holders”). The Exchange Offer is subject to important conditions as described in the Offering Circular.

      We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. The Offering Circular, dated June 16, 2004;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at, West Side Flats Operations Center, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Specialized Finance.

      A substitute Form W-8 BEN, containing information for Non-U.S. holders relating to United States federal income tax withholding, shall be made available by the Company upon your request.

      Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular.

      If a Holder of Old Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the section titled “The Exchange Offer — Guaranteed Delivery Procedures,” in the Offering Circular.

      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Company at the address and phone number set forth below:

Worthing Jackman

Waste Connections, Inc.
35 Iron Point Circle, Suite 200
Folsom, CA 95630

Please call: (916) 608-8266

Very truly yours,

Waste Connections, Inc.

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

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